EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
THIRD QUARTER RESULTS
CHANDLER, AZ – November 2, 2023 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended September 30, 2023.  Highlights include:

•Gross profit increased 2% year over year to $408.9 million with gross margin expanding 220 basis points to 18.0%
•Insight Core Services gross profit grew 20% and Cloud gross profit grew 17%
•Earnings from operations increased 2% year over year to $91.9 million
•Adjusted earnings from operations increased 12% year over year to $119.8 million
•Diluted earnings per share of $1.62 increased 3% year over year
•Adjusted diluted earnings per share of $2.37 increased 19% year over year
•Cash flows provided by operating activities were $225.8 million and $413.7 million for the three and nine months ended September 30, 2023, respectively
•Full year 2023 guidance for Adjusted diluted earnings per share confirmed in the range between $9.40 and $9.60

In the third quarter of 2023, net sales were down 11%, year to year, while gross profit increased 2%. Gross margin expanded 220 basis points to a third quarter record 18.0% compared to the third quarter of 2022.  Earnings from operations of $91.9 million increased 2% compared to $90.3 million in the third quarter of 2022. Adjusted diluted earnings per share of $2.37 increased 19% compared to $1.99 in the third quarter of 2022. Consolidated net earnings were $60.2 million or 2.7% of net sales. Adjusted consolidated net earnings were $81.7 million or 3.6% of net sales. Diluted earnings per share for the quarter was $1.62, up 3%, year over year and Adjusted diluted earnings per share was a third quarter record $2.37, up 19%, year over year.

“Third quarter results met our expectations and delivered record third quarter Adjusted diluted earnings per share,” stated Joyce Mullen, President and Chief Executive Officer. “We have continued to grow our cloud and services businesses, demonstrating the progress we are making to become the leading solutions integrator,” Mullen stated.

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the third quarter of 2023 of $2.3 billion decreased 11%, year to year, when compared to the third quarter of 2022. Product net sales decreased 13%, year to year, and services net sales increased 3%, year over year.
•Net sales in North America decreased 11%, year to year, to $1.9 billion;
◦Product net sales decreased 13%, year to year, to $1.6 billion;
◦Services net sales was flat, year to year, at $298.0 million;
•Net sales in EMEA decreased 7%, year to year, to $354.4 million; and
•Net sales in APAC decreased 7%, year to year, to $51.0 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 11%, year to year, with declines in net sales in North America, EMEA and APAC of 11%, 13% and 4%, year to year, respectively.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased 2% compared to the third quarter of 2022 to $408.9 million, with consolidated gross margin expanding 220 basis points to a third quarter record 18.0% of net sales. Product gross profit decreased 9%, year to year, and services gross profit increased 16%, year over year. Cloud gross profit grew 17%, year over year and Insight core services gross profit increased 20%, year over year. By segment, gross profit:
•was flat in North America, year over year, at $333.9 million (17.9% gross margin);
•increased 15% in EMEA, year over year, to $59.7 million (16.8% gross margin); and
•increased 3% in APAC, year over year, at $15.3 million (30.0% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 2%, year over year, with gross profit growth in North America, EMEA and APAC of 1%, 7% and 6%, respectively, year over year.
•Consolidated earnings from operations increased 2% compared to the third quarter of 2022 to $91.9 million, or 4.1% of net sales. By segment, earnings from operations:
•increased 5% in North America, year over year, to $86.1 million, or 4.6% of net sales;
•decreased 60% in EMEA, year to year, to $1.7 million, or 0.5% of net sales; and
•increased 8% in APAC, year over year, to $4.1 million, or 8.0% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 1%, year over year, with increased earnings from operations in North America and APAC of 5% and 9%, year over year, respectively, partially offset by a decrease in earnings from operations in EMEA of 65%, year to year.
•Adjusted earnings from operations increased 12% compared to the third quarter of 2022 to $119.8 million, or 5.3% of net sales. By segment, adjusted earnings from operations:
•increased 11% in North America, year over year, to $109.3 million, or 5.9% of net sales;
•increased 34% in EMEA, year over year, to $6.2 million, or 1.8% of net sales; and
•increased 7% in APAC, year over year, to $4.2 million, or 8.2% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 12%, year over year, with increased Adjusted earnings from operations in North America, EMEA and APAC of 11%, 19% and 9%, respectively, year over year.
•Consolidated net earnings and diluted earnings per share for the third quarter of 2023 were $60.2 million and $1.62, respectively, at an effective tax rate of 24.7%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the third quarter of 2023 were $81.7 million and $2.37, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share increased 19% year over year.
In discussing financial results for the three and nine months ended September 30, 2023 and 2022 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2023, the Company expects Adjusted diluted earnings per share to be between $9.40 and $9.60. We now expect to deliver gross profit growth in the low single digit range.
This outlook assumes:
•interest expense of $45 to $47 million;
•an effective tax rate of 25% to 26% for the full year;
•capital expenditures of $40 to $45 million; and
•an average share count for the full year of 34.8 million shares including estimated potential dilution from the warrants relating to the Call Spread Transactions (as defined below), net of share repurchases completed in the first nine months of 2023.
This outlook excludes acquisition-related intangibles amortization expense of approximately $34 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net and no significant change in our debt instruments.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2023 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss third quarter 2023 results of operations.  A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using the event link on the Company's web site.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage expenses, and (vii) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the third quarter of 2023 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, and (ix) certain third-party data center service outage expenses. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage expenses, and (vii) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	change	2023	2022	change
Insight Enterprises, Inc.
Net sales:
Products	$1,890,154	$2,169,197	(13%)	$5,803,408	$6,828,726	(15%)
Services	$376,132	$365,157	3%	$1,136,421	$1,099,855	3%
Total net sales	$2,266,286	$2,534,354	(11%)	$6,939,829	$7,928,581	(12%)
Gross profit	$408,870	$399,258	2%	$1,233,375	$1,216,008	1%
Gross margin	18.0%	15.8%	220 bps	17.8%	15.3%	250 bps
Selling and administrative expenses	$309,793	$308,253	—%	$938,037	$911,894	3%
Severance and restructuring expenses, net	$2,923	$720	> 100%	$2,955	$2,784	6%
Acquisition and integration related expenses	$4,292	$6	> 100%	$4,449	$1,646	> 100%
Earnings from operations	$91,862	$90,279	2%	$287,934	$299,684	(4%)
Net earnings	$60,247	$57,316	5%	$190,701	$203,131	(6%)
Diluted earnings per share	$1.62	$1.58	3%	$5.13	$5.53	(7%)

North America
Net sales:
Products	$1,562,861	$1,801,128	(13%)	$4,695,751	$5,530,475	(15%)
Services	$298,011	$298,709	—%	$896,251	$881,311	2%
Total net sales	$1,860,872	$2,099,837	(11%)	$5,592,002	$6,411,786	(13%)
Gross profit	$333,857	$332,696	—%	$992,143	$983,046	1%
Gross margin	17.9%	15.8%	210 bps	17.7%	15.3%	240 bps
Selling and administrative expenses	$244,154	$249,745	(2%)	$745,259	$728,833	2%
Severance and restructuring expenses, net	$2,650	$683	> 100%	$1,052	$1,472	(29%)
Acquisition and integration related expenses	$970	$6	> 100%	$1,127	$1,646	(32%)
Earnings from operations	$86,083	$82,262	5%	$244,705	$251,095	(3%)

Sales Mix			**			**
Hardware	62%	67%	(18%)	62%	69%	(21%)
Software	22%	19%	3%	22%	17%	9%
Services	16%	14%	—%	16%	14%	2%
	100%	100%	(11%)	100%	100%	(13%)

EMEA
Net sales:
Products	$300,485	$335,866	(11%)	$1,006,216	$1,187,272	(15%)
Services	$53,911	$43,708	23%	$166,910	$150,066	11%
Total net sales	$354,396	$379,574	(7%)	$1,173,126	$1,337,338	(12%)
Gross profit	$59,709	$51,772	15%	$192,644	$186,089	4%
Gross margin	16.8%	13.6%	320 bps	16.4%	13.9%	250 bps
Selling and administrative expenses	$54,435	$47,527	15%	$159,253	$151,225	5%
Severance and restructuring expenses, net	$271	$35	> 100%	$1,840	$1,310	40%
Acquisition and integration related expenses	$3,322	$—	*	$3,322	$—	*
Earnings from operations	$1,681	$4,210	(60%)	$28,229	$33,554	(16%)

Sales Mix			**			**
Hardware	39%	40%	(10%)	37%	39%	(17%)
Software	46%	49%	(11%)	49%	50%	(14%)
Services	15%	11%	23%	14%	11%	11%
	100%	100%	(7%)	100%	100%	(12%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	change	2023	2022	change
APAC
Net sales:
Products	$26,808	$32,203	(17%)	$101,441	$110,979	(9%)
Services	$24,210	$22,740	6%	$73,260	$68,478	7%
Total net sales	$51,018	$54,943	(7%)	$174,701	$179,457	(3%)
Gross profit	$15,304	$14,790	3%	$48,588	$46,873	4%
Gross margin	30.0%	26.9%	310 bps	27.8%	26.1%	170 bps
Selling and administrative expenses	$11,204	$10,981	2%	$33,525	$31,836	5%
Severance and restructuring expenses	$2	$2	—%	$63	$2	> 100%
Earnings from operations	$4,098	$3,807	8%	$15,000	$15,035	—%

Sales Mix			**			**
Hardware	21%	30%	(34%)	19%	25%	(23)%
Software	31%	29%	2%	39%	37%	1%
Services	48%	41%	6%	42%	38%	7%
	100%	100%	(7%)	100%	100%	(3%)
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectation that no significant holders of our convertible senior notes (the “Notes”) will convert their Notes in the near term, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of the Company’s most recently filed annual report on Form 10-K:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or as a result of the ongoing war between Russia and Ukraine;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•accounts receivable risks, including increased credit loss experience or extended payment terms with our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•the duration and severity of the coronavirus strain COVID-19 pandemic and its effects on our business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;
•natural disasters or other adverse occurrences;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our registered trademarks and trade names;
•legal proceedings, client audits and failure to comply with laws and regulations;
•failure to comply with the terms and conditions of our commercial and public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Notes, which has been triggered, and may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Notes (the "Call Spread Transactions");
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales:
Products	$1,890,154	$2,169,197	$5,803,408	$6,828,726
Services	376,132	365,157	1,136,421	1,099,855
Total net sales	2,266,286	2,534,354	6,939,829	7,928,581
Costs of goods sold:
Products	1,697,543	1,956,679	5,219,720	6,199,783
Services	159,873	178,417	486,734	512,790
Total costs of goods sold	1,857,416	2,135,096	5,706,454	6,712,573
Gross profit	408,870	399,258	1,233,375	1,216,008
Operating expenses:
Selling and administrative expenses	309,793	308,253	938,037	911,894
Severance and restructuring expenses, net	2,923	720	2,955	2,784
Acquisition and integration related expenses	4,292	6	4,449	1,646
Earnings from operations	91,862	90,279	287,934	299,684
Non-operating (income) expense:
Interest expense, net	12,013	11,713	31,766	29,164
Other (income) expense, net	(203)	1,790	489	(741)
Earnings before income taxes	80,052	76,776	255,679	271,261
Income tax expense	19,805	19,460	64,978	68,130
Net earnings	$60,247	$57,316	$190,701	$203,131

Net earnings per share:
Basic	$1.85	$1.64	$5.76	$5.80
Diluted	$1.62	$1.58	$5.13	$5.53

Shares used in per share calculations:
Basic	32,574	34,952	33,127	35,003
Diluted	37,203	36,340	37,149	36,714

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$244,324	$163,637
Accounts receivable, net	3,072,096	3,272,371
Inventories	184,200	265,154
Other current assets	209,628	199,506
Total current assets	3,710,248	3,900,668

Property and equipment, net	205,511	204,260
Goodwill	559,365	493,033
Intangible assets, net	219,963	204,998
Other assets	383,129	309,622
	$5,078,216	$5,112,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,722,189	$1,785,076
Accounts payable – inventory financing facilities	269,207	301,314
Accrued expenses and other current liabilities	394,865	433,789
Current portion of long-term debt	349,058	346,228
Total current liabilities	2,735,319	2,866,407

Long-term debt	323,917	291,672
Deferred income taxes	33,441	32,844
Other liabilities	359,491	283,590
	3,452,168	3,474,513
Stockholders’ equity:
Preferred stock	—	—
Common stock	326	340
Additional paid-in capital	327,251	327,872
Retained earnings	1,357,804	1,368,658
Accumulated other comprehensive loss – foreign currency translation adjustments	(59,333)	(58,802)
Total stockholders’ equity	1,626,048	1,638,068
	$5,078,216	$5,112,581

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net earnings	$190,701	$203,131
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	44,698	42,204
Provision for losses on accounts receivable	3,754	4,295
Non-cash stock-based compensation	26,211	16,524
Deferred income taxes	(9,062)	(5,554)
Amortization of debt issuance costs	3,649	4,894
Other adjustments	(1,356)	933
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	201,628	(230,049)
Decrease (increase) in inventories	75,124	(51,526)
Increase in other assets	(69,869)	(14,926)
Decrease in accounts payable	(57,882)	(171,257)
Increase (decrease) in accrued expenses and other liabilities	6,146	(4,554)
Net cash provided by (used in) operating activities:	413,742	(205,885)
Cash flows from investing activities:
Proceeds from sale of assets	15,515	1,318
Purchases of property and equipment	(29,070)	(59,270)
Acquisitions, net of cash and cash equivalents acquired	(82,875)	(68,248)
Net cash used in investing activities:	(96,430)	(126,200)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	3,416,737	3,825,923
Repayments on ABL revolving credit facility	(3,382,444)	(3,433,629)
Net (repayments) borrowings under inventory financing facilities	(32,451)	23,017
Repurchases of common stock	(217,108)	(25,008)
Earn out payments	(10,748)	—
Other payments	(9,614)	(12,798)
Net cash (used in) provided by financing activities:	(235,628)	377,505
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(1,074)	(12,710)
Increase in cash, cash equivalents and restricted cash	80,610	32,710
Cash, cash equivalents and restricted cash at beginning of period	165,718	105,977
Cash, cash equivalents and restricted cash at end of period	$246,328	$138,687

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$91,862	$90,279	$287,934	$299,684
Amortization of intangible assets	8,648	8,986	25,243	24,815
Other*	19,280	7,829	30,278	13,846
Adjusted non-GAAP consolidated EFO	$119,790	$107,094	$343,455	$338,345

GAAP EFO as a percentage of net sales	4.1%	3.6%	4.1%	3.8%
Adjusted non-GAAP EFO as a percentage of net sales	5.3%	4.2%	4.9%	4.3%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$60,247	$57,316	$190,701	$203,131
Amortization of intangible assets	8,648	8,986	25,243	24,815
Other*	19,280	7,829	30,278	13,846
Income taxes on non-GAAP adjustments	(6,496)	(4,295)	(13,729)	(9,773)
Adjusted non-GAAP consolidated net earnings	$81,679	$69,836	$232,493	$232,019

GAAP net earnings as a percentage of net sales	2.7%	2.3%	2.7%	2.6%
Adjusted non-GAAP net earnings as a percentage of net sales	3.6%	2.8%	3.4%	2.9%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.62	$1.58	$5.13	$5.53
Amortization of intangible assets	0.23	0.25	0.68	0.68
Other	0.52	0.22	0.82	0.38
Income taxes on non-GAAP adjustments	(0.17)	(0.12)	(0.37)	(0.27)
Impact of benefit from note hedge	0.17	0.06	0.46	0.26
Adjusted non-GAAP diluted EPS	$2.37	$1.99	$6.72	$6.58

Shares used in diluted EPS calculation	37,203	36,340	37,149	36,714
Impact of benefit from note hedge	(2,774)	(1,187)	(2,533)	(1,468)
Shares used in Adjusted non-GAAP diluted EPS calculation	34,429	35,153	34,616	35,246

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$86,083	$82,262	$244,705	$251,095
Amortization of intangible assets	7,718	8,468	23,269	23,172
Other*	15,547	7,792	24,641	12,534
Adjusted non-GAAP EFO from North America segment	$109,348	$98,522	$292,615	$286,801

GAAP EFO as a percentage of net sales	4.6%	3.9%	4.4%	3.9%
Adjusted non-GAAP EFO as a percentage of net sales	5.9%	4.7%	5.2%	4.5%

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$1,681	$4,210	$28,229	$33,554
Amortization of intangible assets	822	404	1,642	1,291
Other	3,731	35	5,574	1,310
Adjusted non-GAAP EFO from EMEA segment	$6,234	$4,649	$35,445	$36,155

GAAP EFO as a percentage of net sales	0.5%	1.1%	2.4%	2.5%
Adjusted non-GAAP EFO as a percentage of net sales	1.8%	1.2%	3.0%	2.7%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$4,098	$3,807	$15,000	$15,035
Amortization of intangible assets	108	114	332	352
Other	2	2	63	2
Adjusted non-GAAP EFO from APAC segment	$4,208	$3,923	$15,395	$15,389

GAAP EFO as a percentage of net sales	8.0%	6.9%	8.6%	8.4%
Adjusted non-GAAP EFO as a percentage of net sales	8.2%	7.1%	8.8%	8.6%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA:
GAAP consolidated net earnings	$60,247	$57,316	$190,701	$203,131
Interest expense	13,874	12,376	36,618	30,306
Income tax expense	19,805	19,460	64,978	68,130
Depreciation and amortization of property and equipment	6,902	6,449	19,455	17,389
Amortization of intangible assets	8,648	8,986	25,243	24,815
Other*	19,280	7,829	30,278	13,846
Adjusted non-GAAP EBITDA	$128,756	$112,416	$367,273	$357,617

GAAP consolidated net earnings as a percentage of net sales	2.7%	2.3%	2.7%	2.6%
Adjusted non-GAAP EBITDA as a percentage of net sales	5.7%	4.4%	5.3%	4.5%
*    Includes transformation costs of $3.7 million and $6.7 million for the three months ended September 30, 2023 and 2022, respectively, and $14.0 million and $8.3 million for the nine months ended September 30, 2023 and 2022, respectively. Includes certain third-party data center service outage expenses of $8.0 million for both the three and nine months ended September 30, 2023 with no comparable costs in the prior year periods.

	Twelve Months Ended September 30,
	2023	2022
Adjusted return on invested capital:
GAAP consolidated EFO	$401,950	$393,101
Amortization of intangible assets	33,320	32,763
Other[5]	36,450	15,429
Adjusted non-GAAP consolidated EFO	471,720	441,293
Income tax expense[1]	122,647	114,736
Adjusted non-GAAP consolidated EFO, net of tax	$349,073	$326,557
Average stockholders’ equity[2]	$1,605,492	$1,546,245
Average debt[2]	659,161	757,603
Average cash[2]	(183,259)	(120,026)
Invested Capital	$2,081,394	$2,183,822

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	14.29%	13.32%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	16.77%	14.95%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $104,507 and $102,206 for the twelve months ended September 30, 2023 and 2022, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $18.1 million and $8.3 million for the twelve months ended September 30, 2023 and 2022, respectively. Includes certain third-party data center service outage expenses of $8.0 million for the twelve months ended September 30, 2023.
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